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Pricing Supplement No. 26                                     Filing Under
                      ---                                     Rule 424(b)(2)
(To Prospectus Supplement dated June 4, 1997
including the Prospectus dated May 21, 1997)

Trade Date: 1/7/98                                            Registration
           -------------------                                File No.
                                                              333-27141



                              IKON Capital, Inc.
--------------------------------------------------------------------------------

                              Medium Term Notes


CUSIP: 45171EAM9
      ---------------------------------
Principal Amount: $ 15,000,000           Floating Rate Notes: N/A
                 ----------------------                      -----------------
Interest Rate (if fixed rate): 5.90%               Interest Rate Basis: N/A
                              ---------                                ---------
Interest Payment Date(s): N/A                  -Commercial Paper Rate:
                         --------------                               ----------
  (other than June 15 and December 15)         -Prime Rate:
                                                           ---------------------
Regular Record Date(s): N/A                    -LIBOR:
                       ----------------               --------------------------
  (other than May 31 and November 30)          -Treasury Rate:
                                                              ------------------
Stated Maturity: 01/12/00                      -CD Rate:
                -----------------------                 ------------------------
Specified Currency: US DOLLARS                 -Federal Funds Rate:
                   --------------------                            -------------
Applicable Exchange Rate (if any): N/A         -Other:
                                  -----               --------------------------
   US Dollar $1.00 = N/A
                    -------------------
Issue Price (as a percentage of           Index Maturity: N/A
             principal amount):                         ---------------------
                               --------   Spread: N/A
Selling Agent:                                   -----------------------------
  -Lehman Brothers:                       Spread Multiplier: N/A
                   ----------------                         ------------------
  -Chase Securities, Inc.: X              Maximum Interest Rate: N/A
                          ---------                             --------------
  -Goldman, Sachs & Co:                   Minimum Interest Rate: N/A
                       ------------                             --------------
  -Merrill Lynch & Co:                    Initial Interest Rate: N/A
                      -------------                             --------------
  -Other:                                   Interest Reset Date(s)
         --------------------------         (if semi-annually or annually):

Selling Agent's Commission (%): .25%        ----------------------------------
                               --------       Third Wednesday of: N/A
Purchasing Agent: N/A                                            -------------
                 ----------------------         Interest Reset Date (if weekly,
Purchasing Agent's Discount or                  monthly, or quarterly):
   Commission (%): N/A                                                 -------
                  ---------------------   Interest Determination Date(s): N/A
Type of Sale:                                                           -----
        As Agent: X   As Principal:       Calculation Date(s): N/A
                 ----              ----                       ----------------
Net proceeds to the Company:$14,962,500   Calculation Agent: N/A
                            -----------                     ------------------
Settlement date                           Interest Payment Date(s): N/A
  (original issue date):    1/12/98                                -----------
                        ---------------    (other than June 15 and December 15)
Redemption Commencement                   Regular Record Date(s): N/A
  Date (if any): N/A                                             -------------
                -----------------------    (other than May 31 and November 30)
Redemption Period: N/A                    Interest Reset Period: N/A
                  ---------------------                         --------------
Exchange Rate Agent: N/A
                    -------------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----
Form:
        Book Entry: X   Certificated
                   ---              ---

Authorized by: /s/J.F. Quinn
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